SECURITIES AND EXCHANGE COMMISSION

            Washington, D.C. 20549


                   FORM 8-K
               CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF
    THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)


               March 16, 1998


             MILASTAR CORPORATION
(Exact name of registrant as specified in its charter)




            DELAWARE                  0-5105          13-2636669
(State or other jurisdiction of    (Commission     (I.R.S. Employer
 incorporation or organization)    File Number)   Identification No.)


  No. 9 Via Parigi, Palm Beach, Florida            33480
 (Address of principal executive offices)        (Zip code)


Registrant's telephone number, including area code (561) 655-9590


                      Not Applicable
Former name, former address and former fiscal year, if changed since last report.




                 MILASTAR CORPORATION AND SUBSIDIARIES


Item 2. Acquisition or Disposition of Assets

     On March 16, 1998 (the "Closing Date"), Flame Metals
Processing Corporation ("Flame"), a Delaware corporation and a wholly-owned subsidiary of Milastar Corporation, a Delaware corporation ("Registrant"), purchased substantially all of the assets (the "Assets") and assumed certain liabilities (the "Liabilities") of Twin City Steel Treating Company, Inc., a Minnesota corporation ("Seller"), pursuant to an asset purchase agreement dated as of March 16, 1998 (the "Purchase Agreement").

     The aggregate purchase price paid by Flame to Seller was $2,738,191 which amount was comprised of the following: (i) a cash payment of $174,280, (ii) assumption of the Liabilities in the aggregate amount of $2,110,352 and (iii) Flame's promissory note in the principal amount of $453,559, payable in 54 monthly installments. An amendment to this report will be filed within 60 days of the date hereof under cover of Form 8-K (amended) to reflect the adjustment to the purchase price as well as to provide the pro forma and other financial information.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits

      (a)Financial statements of business acquired:

        It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial information will be filed under cover of Form 8-K (amended) within 60 days of the date hereof.

      (b)Pro forma financial information:

        It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed under cover of Form 8-K (amended) within 60 days of the date hereof.




              MILASTAR CORPORATION AND SUBSIDIARIES



                            SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MILASTAR CORPORATION


/s/ J. RUSSELL DUNCAN
    J. Russell Duncan

Chairman of Board (Chief Executive
and Principal Financial and Accounting Officer)

Dated: March 27, 1998